UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2010

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 18, 2010, Continental Airlines, Inc. (the “Company”) issued a press release detailing certain fourth quarter and full year 2009 special items.  This press release is furnished herewith as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

On January 21, 2010, the Company issued a press release announcing its financial results for the fourth quarter and full year 2009.  The press release contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release and the schedules thereto. Further, the press release contains statements intended as “forward-looking statements,” all of which are subject to the cautionary statement about forward-looking statements set forth therein.  This press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

In accordance with general instruction B.2 of Form 8−K, the information contained in this Item 2.02, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 5, 2008, the Company announced capacity reductions and related initiatives to respond to unprecedented high fuel costs and other challenges facing the airline industry. In connection with the capacity reductions, the Company announced that it expected to record accounting charges, including severance and other employee termination costs, contract termination costs and other associated costs in the second and third quarters of 2008 and beyond.

For the quarter ended December 31, 2009, the Company expects to record $77 million of special charges, which includes $23 million of non-cash charges on owned Boeing 737-300 and 737-500 aircraft and related assets.  These charges relate to the Company’s decision in June 2008 to retire all of its Boeing 737-300 aircraft and a significant portion of its Boeing 737-500 aircraft in connection with the capacity reductions referenced above.  The Company recorded previous impairment charges in the second quarters of 2008 and 2009 for each of these fleet types.  The additional write down in the fourth quarter of 2009 reflects further reduction in the fair value of these fleet types primarily as a result of additional 737 aircraft being grounded by other airlines in the current economic environment.

The Company may incur additional accounting charges in future quarters associated with the 737-300 and 737-500 fleet types discussed above, as well as the thirty EMB 135 aircraft that the Company temporarily grounded in 2008, five of which the Company subleased to a third party in the third quarter of 2009.  The Company is not able at this time to estimate the amount and timing of these future charges.

Item 7.01.	Regulation FD Disclosure.

On January 21, 2010, we will provide an update for investors presenting information relating to certain operational results for the fourth quarter 2009 and our outlook for the first quarter and full year 2010, as well as other information.  This update is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

In accordance with general instruction B.2 of Form 8−K, the information contained in this Item 7.01, including Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated January 18, 2010
99.2	Fourth Quarter and Full Year 2009 Financial Results Press Release dated January 21, 2010
99.3	Investor Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL AIRLINES, INC.

January 21, 2010	By /s/ Chris Kenny
Chris Kenny
Vice President and Controller

EXHIBIT INDEX

99.1	Press Release dated January 18, 2010
99.2	Fourth Quarter and Full Year 2009 Financial Results Press Release dated January 21, 2010
99.3	Investor Update